Exhibit 23.1



                         Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-_______) pertaining to the Video Sentry Corporation 1995 Employee Stock Purchase Plan of our report dated February 27, 1996, except as to Note 12 as to which the date is March 26, 1996, with respect to the financial statements of Video Sentry Corporation included in the Annual Report (Form 10-KSB) for the year ended December 31, 1995, filed with the Securities and Exchange Commission.


                                                /s/ Ernst & Young LLP

Minneapolis, Minnesota
June 25, 1996